EXHIBIT 23

                           EXHIBIT 23


                 CONSENT OF INDEPENDENT AUDITORS


 We consent to the incorporation by reference in the Registration Statements (Form S-3, Nos. 33-40236 and 33-49763) of Transamerica
Finance   Corporation  and  subsidiaries  and  in   the   related
Prospectus of our report dated February 16, 1994, except for Note N, as to which the date is March 15, 1994, with respect to the
consolidated   financial  statements   and   schedules   of
Transamerica Finance Corporation and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1993.



                                                 ERNST & YOUNG

Los Angeles, California
March 15, 1994